ANSLOW & JACLIN, LLP
    Counselors at Law




March 12, 2004

Combined Opinion and Consent
Dialex Minerals Inc.
56 Temperance Street
Suite 500
Toronto, Ontario M5H 3V5

         Re:     Dialex Minerals Inc.

Gentlemen:

We have acted as counsel to Dialex Minerals Inc., a Florida corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 as amended (the "Act") of the Company's Registration Statement on Form S-8, filed contemporaneously with the Commission relating to the registration under the Act of 6,004,260 shares (the "Shares") of the Company's Common Stock, $0.001 par value (the "Common Stock").

In rendering this opinion, we have reviewed the Registration Statement on Form S-8, as well as a copy of the Certificate of Incorporation of the Company, as amended, and the By-Laws of the Company. We have also reviewed such statutes and judicial precedents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity with the original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies.

Based  on  the   foregoing  and  in  reliance   thereon,   and  subject  to  the
qualifications and limitations set forth herein, we are of the opinion that:

(1)  The  Company  has  been  duly   incorporated  and  is  a  validly  existing
     corporation under the laws of theState of Florida;

(2) The Shares, when issued in connection with the agreements (copies annexed to the Registration Statement), will be legally issued, fully paid and non-assessable.

This opinion is limited to the General Corporation Law and the Constitution of the State of Florida and we express no opinion with respect to the laws of any other jurisdiction. We consent to your filing this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement on Form S-8. This opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose without our prior written consent.

Very truly yours,

ANSLOW & JACLIN, LLP


By:    /s/   Gregg Jaclin
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       ANSLOW & JACLIN, LLP










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